UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

GREENWOOD GOLD RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 S. Gilbert Road, Suite 1-111, Chandler, AZ	85249
(Address of principal executive offices)	(Zip Code)

(855) 509-5508
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2012, Charles Miller resigned as President, Secretary, Treasurer and Chief Financial Officer of Greenwood Gold Resources, Inc. (the “Company”).   Mr. Miller will remain as Chief Executive Officer and a director of the Company.

On April 2, 2012, the Board of Directors appointed a number of Officer and Directors to the Board of the Company, detailed as below:

James Donihee, President and Director-

Mr. Donihee was appointed to the Board of Directors and as President of the Company on April 2, 2012.  He is also the sole officer and director of the Company’s wholly-owned subsidiary, Bluforest Canada Ltd.

From September 2010 to Present, Mr. Donihee was the President and owner of High Flight Executive Consulting Inc., a company providing consulting services for the development and succession of future leaders.   He consults on raising the effectiveness of CEO and C Suite Executives, consulting with Board of Directors on Operations, Governance and Human Resources practices and the development of strategic plans to position corporations for success during high growth periods.

Form September 2007 to September 2010 he was Vice President and Chief of Staff for Pengrowth Corporation where he reported to the President and CEO as an Executive Leadership Team member accountable for organization effectiveness, organizational culture and organizational performance management.

From November 2003 to September 2007 he was the COO of Canada’s National Energy Board.

Mr. Donihee is not currently an officer or director of any other reporting issuers.

John Shimell, Treasurer, Chief Financial Officer and Director –

Mr. Shimell was appointed, Treasurer, Chief Financial Officer and Director on April 2, 2012.  Mr.Shimell has a vast experience of domestic and worldwide real estate and business funding, including introductions for project funding through International Banking Instutions., as well as being the only person invited by the Institute Of Foreigners, Spain, to place and advise clients of the Institute in relations to personal finance.

He has held the position of President of Multisolution Services Spain,  for 8 years.  Multisolution Services Spain, is a company that arranges mortgages for the domestic market, sells real estate, has a legal advisory service, and arranges accounting and taxation for clients through an official tax consultant.

Prior to joining Multisolution Services Spain, he was the Financial adviser to Costa Ferrol Developments, and still holds the position of financial advisor to this company.

 He is also the contracted introducer for clients to BancoSabadell which can arrange personal loans/ mortgages/ business finance

Mr. Shimell is not currently an officer or director of any other reporting issuers.

Amanda Miller, Secretary –

Ms. Miller was appointed as Secretary of the Company on April 2, 2012.   She will also take the position of in-house legal counsel.   Ms. Miller is currently a practicing barrister and solicitor with the Firm of Rath and Company, in the Province of Alberta, having joined that firm in November, 2010.    She completed her Bachelor of Arts – First Nations Studies at the University of British Columbia in 2006 and her Juris, Doctor of Law degree at the University of British Columbia in 2011.

She is a member of the Canadian Bar Association and the Indigenous Bar Association and has been since 2006.

Ms. Miller is not currently an officer or director of any other reporting issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWOOD GOLD RESOURCES, INC.

Dated: April 4, 2012	By:	/s/ Charles Miller
	Name:	Charles Miller
`	Title:	Chief Executive Officer